Exhibit 99.1

InnerWorkings Announces Record Third Quarter 2015 Results

Adjusted EBITDA grows 58% in constant currency;
new wins add to record year for new contracts

CHICAGO, IL - November 5, 2015 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today announced record revenue and record Non-GAAP earnings for the three months ended September 30, 2015. For all Non-GAAP references, please refer to the Non-GAAP reconciliation table below for more information.

Third Quarter Highlights

•	Revenue was $264.7 million as reported and $283.3 million in constant currency, reflecting 12.6% growth in constant currency compared with $251.7 million in the third quarter of 2014.

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Gross profit for the quarter was $63.6 million as reported and $68.0 million in constant currency, reflecting 19.1% growth in constant currency compared with $57.1 million in the third quarter of 2014.

•	Non-GAAP Adjusted EBITDA was $17.6 million as reported and $19.4 million in constant currency, reflecting 57.8% growth in constant currency over $12.3 million in the third quarter of 2014.

•	Non-GAAP diluted earnings per share were $0.11 on a reported basis and $0.14 in constant currency, compared to Non-GAAP diluted earnings per share of $0.07 in the third quarter of 2014.

•	Non-GAAP adjusted operating cash flow was $(9.5) million on a reported basis, compared to Non-GAAP adjusted operating cash flow of $(11.3) million in the third quarter of 2014.

“The record-breaking results we announced today illustrate the momentum we are seeing in our strategy to grow our enterprise business,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “Including the two new Fortune 1000 client wins that we’re announcing today, the new enterprise accounts signed during this calendar year are expected to deliver over $115 million in annual revenue once implemented. We are very pleased with the significant growth in our enterprise accounts and expect a strong finish to the year.”

Operational Highlights

InnerWorkings continues to win new enterprise contracts and has signed significant contract renewals and scope expansions with several of its largest clients. Two new clients include:

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A Fortune 1000 services provider to businesses and consumers that signed a multi-year agreement through which InnerWorkings will provide marketing execution services, including direct mail and marketing collateral, to support the company’s business in North America.

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A Fortune 1000 grocery chain with 160+ locations that signed a multi-year agreement through which InnerWorkings will execute marketing activities, including direct mail, loyalty programs, point-of-sale displays and circulars.

“The strong earnings and top-line growth achieved in the quarter underscore the strength of InnerWorkings’ service offerings, the ongoing commitment of our teams and our discipline in ensuring we maintain the appropriate margins to mitigate fluctuations in international currencies,” said Jeffrey P. Pritchett, Chief Financial Officer of InnerWorkings. “We remain on track to achieve our growth targets and deliver earnings within the previously articulated ranges.”

Outlook

The Company reaffirms its revenue guidance of 8% to 11% growth over 2014 in constant currency. The Company also reaffirms its 2015 Non-GAAP Adjusted EBITDA guidance of $49 million to $51 million and Non-GAAP diluted earnings per share guidance of $0.25 to $0.27 in reported terms.

Conference Call

The management team will host a conference call to discuss the Company’s third quarter 2015 results, which will be broadcast live on Thursday, November 5, 2015, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Jeffrey P. Pritchett, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission:  Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow, Non-GAAP diluted earnings per share and constant currency. We believe these measures provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. These measures are used by management in its financial and operational decision-making and evaluation of overall operating performance. With respect to constant currency, we believe such presentation allows investors to measure our financial performance exclusive of foreign currency exchange fluctuations more clearly.  Constant currency for revenue, gross profit and Non-GAAP Adjusted EBITDA is calculated by retranslating current period results at a consistent rate with the prior period results. This approach is based on the pricing currency for each country, which is typically the functional currency. All of these non-GAAP financial measures may be different from similar measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the "GAAP to Non-GAAP Reconciliation” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward- looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 500 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is based in Chicago, IL, employs approximately 1,700 individuals, and maintains 62 global offices in 37 countries. Among the many industries InnerWorkings serves are: retail, financial services, hospitality, consumer packaged goods, not-for-profits, healthcare, food & beverage, broadcasting & cable, and transportation. For more information visit: www.inwk.com.

CONTACT:
Jeff Pritchett
InnerWorkings, Inc.
312.999.1900
jpritchett@inwk.com

Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$264,720,003	$251,651,521	$759,042,648	$753,490,776
Cost of goods sold	201,108,604	194,553,275	581,387,018	582,881,105
Gross profit	63,611,399	57,098,246	177,655,630	170,609,671
Operating expenses:
Selling, general and administrative expenses	47,220,821	46,187,034	145,304,423	146,393,186
Depreciation and amortization	4,485,119	4,387,438	12,842,347	12,931,952
Change in fair value of contingent consideration	701,086	(1,570,129)	1,690,743	(1,743,637)
Income from operations	11,204,373	8,093,903	17,818,117	13,028,170
Total other expense	(2,214,349)	(1,180,813)	(4,319,468)	(3,354,653)
Income before income taxes	8,990,024	6,913,090	13,498,649	9,673,517
Income tax expense	4,006,788	1,799,419	5,945,532	2,665,067
Net income	$4,983,236	$5,113,671	$7,553,117	$7,008,450

Basic earnings per share	$0.09	$0.10	$0.14	$0.13
Diluted earnings per share	$0.09	$0.10	$0.14	$0.13

Weighted average shares outstanding, basic	52,972,500	52,655,284	52,759,404	51,974,408
Weighted average shares outstanding, diluted	53,348,376	53,742,472	53,456,972	52,781,851

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
Cash and cash equivalents	$12,637,589	$22,577,942
Accounts receivable, net of allowance for doubtful accounts	191,045,581	179,465,922
Unbilled revenue	36,463,538	31,698,924
Inventories	40,278,890	27,162,642
Prepaid expenses	14,263,851	12,684,237
Other current assets	41,113,384	30,638,030
Total non-current assets	324,865,808	327,022,683
Total assets	$660,668,641	$631,250,380

Accounts payable	$148,515,725	$144,044,592
Other current liabilities	59,879,554	50,107,105
Revolving credit facility	128,027,431	104,538,750
Other non-current liabilities	26,055,796	36,413,364
Total stockholders' equity	298,190,135	296,146,569
Total liabilities and stockholders' equity	$660,668,641	$631,250,380

Cash Flow Data

	Nine Months Ended September 30,
	2015	2014
Net cash used in operating activities	$(7,256,705)	$(16,037,736)
Net cash used in investing activities	(12,125,611)	(11,500,078)
Net cash provided by financing activities	10,255,494	31,691,417
Effect of exchange rate changes on cash and cash equivalents	(813,531)	(605,970)
(Decrease) increase in cash and cash equivalents	(9,940,353)	3,547,633
Cash and cash equivalents, beginning of period	22,577,942	18,606,030
Cash and cash equivalents, end of period	$12,637,589	$22,153,663

Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Diluted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating income	$11,204,373	$8,093,903	$17,818,117	$13,028,170
Depreciation and amortization	4,485,119	4,387,438	12,842,347	12,931,952
Stock-based compensation expense	1,226,490	1,374,496	4,854,194	4,023,227
Change in fair value of contingent consideration	701,086	(1,570,129)	1,690,743	(1,743,637)
Restatement-related professional fees	—	—	—	2,093,104
Non-GAAP Adjusted EBITDA	$17,617,068	$12,285,708	$37,205,401	$30,332,816

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash used in operating activities	$(8,243,708)	$(11,849,650)	$(7,256,705)	$(16,037,736)
Net short-term advances on International receivables *	(1,219,902)	521,313	(550,921)	2,717,222
Non-GAAP Adjusted Operating Cash Flow	$(9,463,610)	$(11,328,337)	$(7,807,626)	$(13,320,514)

* US GAAP requires classification in financing activities despite inclusion in working capital on the balance sheet.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$4,983,236	$5,113,671	$7,553,117	$7,008,450
Change in fair value of contingent consideration, net of tax	700,350	(1,504,985)	1,679,727	(1,448,566)
Restatement-related professional fees, net of tax	—	—	—	1,266,328
Adjusted net income	$5,683,586	$3,608,686	$9,232,844	$6,826,212
Weighted average shares outstanding, diluted	53,348,376	53,742,472	53,456,972	52,781,851
Non-GAAP Diluted Earnings Per Share	$0.11	$0.07	$0.17	$0.13